Exhibit 3.652
ARTICLES OF INCORPORATION

OF

BULLHEAD CITY INVESTORS, INC.

     ARTICLE I. Name The name of the corporation is BULLHEAD CITY INVESTORS, INC.
     ARTICLE II. Purpose. The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time and specifically but not in limitation thereof, for the purpose of investing and dealing in real property of every kind and purposes incidental thereto.
     ARTICLE III. Initial Business. The corporation initially intends to conduct the business of investing and dealing in real property of every kind and purposes incidental thereto.
     ARTICLE IV. Authorized Capital. The corporation shall have authority to issue One Million (1,000,000) shares of common stock of No Par Value.
     ARTICLE V. Preemptive Rights. The holders from time to time of the common stock of the corporation shall have preemptive rights as to the common stock then or thereafter authorized to be issued, including treasury stock. No resolution of the Board of Directors authorizing the issuance of stock to which preemptive rights shall attach may require such rights to be exercised within less than thirty (30) days.

     ARTICLE VI. Statutory Agent. The name and address of the initial statutory agent of the corporation is CHARLES W. GURTLER, JR., 1441 Highway 95 (Mailing: P.O. Box 1105), Bullhead City, Arizona 86430.
     ARTICLE VII. Known Place of Business. The known place of business of the corporation shall be 1441 Highway 95, Bullhead City, Arizona 86442.
     ARTICLE VIII. Board of Directors. The initial Board of Directors shall consist of two (2) Directors. The persons who are to serve as Directors until the first annual meeting of shareholders or until their successors are elected and qualified are:
CHARLES W. GURTLER, JR.
P.O. Box 1105
Bullhead City, AZ 86430
JAMIE KELLEY
P.O. Box 1105
Bullhead City, AZ 86430
     ARTICLE IX. Number of Directors. The number of persons to serve on the Board of Directors shall be fixed by the shareholders at the annual meeting or any special meeting called for that purpose, except that the Board of Directors shall always consist of not fewer than two (2) nor more than fifteen (15) persons.
     ARTICLE X. Incorporators. The incorporators of the corporation are:
CHARLES W. GURTLER, JR.
P.O. Box 1105
Bullhead City, AZ 86430
JAMIE KELLEY
P.O. Box 1105
Bullhead City, AZ 86430

     All powers, duties and responsibilities of the incorporators shall cease immediately following the adoption of the initial By-Laws of the corporation.
     ARTICLE XI. By-Laws. The power to alter, amend or repeal the By-Laws or adopt new By-Laws shall be vested in the shareholders, who may amend, alter, repeal and replace By-Laws by the affirmative vote of the holders of a majority of the issued and outstanding voting shares of the corporation.
     IN WITNESS WHEREOF, we have hereunto set our hands this 31st day of May, 1989.

/s/ Charles W. Gurtler, JR.

CHARLES W. GURTLER, JR.

/s/ Jamie Kelley

JAMIE KELLEY
STATE OF ARIZONA	)
	)	ss
COUNTY OF MOHAVE	)
     On this, the 31st day of May, 1989, before me, the undersigned officer, personally appeared CHARLES W. GURTLER, JR. and JAMIE KELLEY known to me to be the persons whose names are subscribed to the within instrument and acknowledged that they executed the same for the purposes therein contained.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[Illegible]
My Commission Expires	Notary Public
     I, CHARLES W. GURTLER, JR., having been designated to act as Statutory Agent, hereby consent to act in that capacity until removal or resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ Charles W. Gurtler, JR.
CHARLES W. GURTLER, JR.

ARTICLES OF AMENDMENT OF
ARTICLES OF INCORPORATION FOR

BULLHEAD CITY INVESTORS, INC.
Pursuant to the provisions of Section 10-061, Arizona Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
1. The name of the corporation is BULLHEAD CITY INVESTORS, INC.
2. The document attached hereto as Exhibit “A” sets forth the amendments to the Articles of Incorporation which were adopted by the directors of the corporation at their meeting on September 20, 1989, in the manner prescribed by law.
3. There are no shares of the corporation issued and outstanding.
4. The Board of Directors adopted the amendment on September 20, 1989, pursuant to A.R.S. § 10-061.
5. The Amendment does not provide for an exchange, reclassification or cancellation of the issued shares of the corporation.
6. The Amendment does not effect a change in the amount of stated capital of the corporation.
     IN WITNESS WHEREOF, the undersigned officers of the corporation have executed these Articles of Amendment this 20th day of September, 1989.

MESA DISPOSAL, INC.		MESA DISPOSAL, INC.

BY	/s/ Susan E. Whiting	BY	/s/ Glenn A. Medlin

	Secretary		President

EXHIBIT “A”
AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
BULLHEAD CITY INVESTORS, INC.
1. The Articles of Incorporation of the corporation are hereby amended to read as follows:
     Article I, The name of the Corporation is MESA DISPOSAL, INC.
     Article III, The corporation initially intends to conduct the business of collection and disposal of refuse, garbage and trash and the operation of refuse disposal equipment and sites.

/s/ Susan E. Whiting
Secretary

ATTEST:

/s/ Glenn A. Medlin
President